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CONSENT OF INDEPENDENT AUDITORS




The Achievement Funds Trust:

We consent to the incorporation by reference in Post-Effective Amendment No. 16 to Registration Statement No. 33-26205 of our report dated March 19, 1999 appearing in the Annual Report to Shareholders-January 31, 1999 and to the reference to us under the caption "Financial Highlights" appearing in the Prospectuses, which are a part of such Registration Statement.

/s/Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Princeton, New Jersey
May 28, 1999